Execution Version

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF DECEMBER 21, 2023 AMONG SIFCO INDUSTRIES, INC., AN OHIO CORPORATION, AND QUALITY ALUMINUM FORGE, LLC, AN OHIO LIMITED LIABILITY COMPANY, ANY OTHER LOAN PARTIES PARTY THERETO, HOLDER AND JPMORGAN CHASE BANK, N.A. (“SENIOR CREDITOR”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE LOAN PARTIES PURSUANT TO THOSE CERTAIN CREDIT AGREEMENTS DESCRIBED THEREIN AMONG THE BORROWERS, THE OTHER LOAN PARTIES, AND SENIOR CREDITOR, AND THE OTHER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), AS SUCH CREDIT AGREEMENT AND SUCH SENIOR DEBT DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SUBORDINATED SECURED PROMISSORY NOTE

$3,000,000.00	December 21, 2023
FOR VALUE RECEIVED, SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge”, and together with SIFCO, collectively, the “Makers”, and each, individually, a “Maker”), which has an address of 970 E. 64th St., Cleveland, Ohio 44103, jointly and severally promise to pay to the order of Garnet Holdings Inc., a California corporation (“Holder”), in lawful money of the United States of America, at Holder’s main address at 2929 Larmona Drive, Pasadena, CA 91107, or at such other place as Holder or any other holder of this Subordinated Secured Promissory Note (this “Note”) may designate by written notice to Makers from time to time, the principal sum of THREE MILLION AND 00/100 DOLLARS (together with the Closing Fee (defined below) and other amounts agreed to by Makers, collectively, the “Principal Amount”), plus interest as provided herein, and on such other terms as further set forth below.
1.Payment of Principal. The Obligations (as defined in Section 9) shall be due and payable in immediately available funds on October 4, 2024 (the “Maturity Date”) unless payment by the Makers of the Obligations is accelerated by Holder pursuant to Section 10 hereof. Once any Principal Amount of this Note has been repaid, it may not be re-borrowed.
2.Interest. All interest shall accrue on the then outstanding Principal Amount at a rate of fourteen percent (14.00%) per annum and shall be paid in kind (and not in cash) by capitalization as additional principal (“PIK Interest”) each six-month period after the date hereof in arrears. Accrued but unpaid PIK Interest shall, as of the first day of each such six-month period, be compounded, and shall be added to and shall serve to increase, and shall thereafter be deemed to constitute a portion of, the outstanding Principal Amount of this Note and shall bear interest at the interest rate set forth in this Section 2, subject to Section 3 hereof. After each such capitalization of any PIK Interest, the Principal Amount of this Note outstanding at any time shall be comprised of (x) the then outstanding Principal Amount of this Note and (y) the aggregate amount of capitalized PIK Interest through such time (as each such amount may be decreased as a result of any prepayment permitted hereunder). Interest will be computed on the basis of a 365/366 day year, as the case may be. All accrued and unpaid interest, together with all of the other Obligations, shall be payable in immediately available funds on the Maturity Date.
3.Default Interest. Following the occurrence and during the continuance of an Event of Default (as defined in Section 8), all of the Obligations under this Note (whether or not overdue) shall bear interest at a rate of interest per annum equal to the rate that would otherwise be applicable thereto pursuant to Section 2 hereof plus six percent (6.00%).
4.Closing Fee. Makers shall pay to Holder a fully earned and non-refundable fee in an amount equal to $150,000.00 (the “Closing Fee”), which such fee shall be added to the Principal Amount on the date hereof and be due and payable on the Maturity Date unless the payment by Makers of the Obligations is accelerated by Holder pursuant to Section 10 hereof or the prepayment by Makers pursuant to Section 5 hereof.
5.Prepayment. Makers shall have the right, at any time and without notice, premium or penalty, to prepay all or any part of the Principal Amount or interest. Any prepayment shall be applied to the amounts owing under this note in the inverse order of maturity. Notwithstanding the foregoing, Makers’ rights under this Section 5 shall be subject to the Intercreditor Agreement.
6.Conditions Precedent. Conditions precedent to the extensions of credit under this Note:
a.Holder shall have received a copy of this Note duly executed and delivered by Makers;
b.Holder shall have received an executed copy of the Ninth Amendment to Credit Agreement, dated as of the date hereof, executed by JPMorgan Chase Bank, N.A. (“JPM”), the Makers, and the other Loan Parties listed on the signature pages thereto, which amends that certain Credit Agreement, dated as of August 8, 2018 (as amended and as the same may be further amended or modified from time to time, the “JPM Credit Agreement”), in form and substance acceptable to Holder;
c.Holder shall have received an executed copy of the Fourth Amendment to Export Credit Agreement, dated as of the date hereof, executed by JPM, the Makers, and the other Loan Parties listed on the signature pages thereto, which amends that certain Export Credit Agreement, dated as of August 9, 2023 (as amended and as the same may be further amended or modified from time to time, the “JPM Export Credit Agreement”), in form and substance acceptable to Holder;
d.Holder shall have received an executed copy of the Guaranty, dated as of the date hereof, executed by Mark J. Silk, individually (“Silk”), in favor of JPM (the “Guaranty”), in form and substance acceptable to Holder;
e.Holder shall have received an executed copy of the Subordination and Intercreditor Agreement, dated as of the date hereof, by and among Holder, JPM, and the other parties listed on the signature pages thereto (the “Intercreditor Agreement”), in form and substance acceptable to Holder;
f.Holder shall have received a good standing certificate (or equivalent) for each Maker issued by the Secretary of State in the state where such Marker is formed or organized;
g.Holder shall have received an officer’s certificate (or equivalent) from each Maker certifying the names of the officers of such Maker authorized to sign this Note and the other documents, agreements, instruments and writings required to be executed in connection with this Note (together with the Note, the Guaranty, the Side Letter, and the Intercreditor Agreement, collectively, the “Note Documents”), together with the true signatures of such officers, and certified copies of (i) the resolutions of the board of directors (or equivalent governing body) of such Maker evidencing approval of the execution and delivery of this Note and the other Note Documents to which it is a party, in form and substance acceptable to Holder, (ii) the articles of incorporation (or equivalent organizational document) of such Maker, having been certified, not more than thirty (30) days prior to this Note, by the Secretary of State of the jurisdiction under which such Maker is organized, and (iii) the bylaws or operating agreement (or equivalent governance documents) of such Maker;
h.Holder shall have received payment (either in cash or in kind by addition to the Principal Amount) of the Closing Fee from Makers; and
i.Holder shall have received an executed copy of the Guaranty Side Letter executed by Holder, Makers, and Silk as of the date hereof (the “Side Letter”).
7.Representations and Warranties. Each Maker represents and warrants to Holder that:
a.such Maker is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the State of Ohio;
b.such Maker has all requisite power and authority to execute and deliver, and to perform all of its obligations under the Note Documents;
c.the officers or other persons executing this Note on behalf of such Maker are fully authorized to execute the Note Documents on behalf of such Maker;
d.the execution and delivery of the Note Documents and the consummation by the Makers of the transactions contemplated thereby do not and will not violate any provision of the Makers’ organizational documents or constitute a default under any agreement or contract by which the Makers are bound or by which their property or assets are subject;
e.the Note Documents constitute valid and binding obligations of each Maker in every respect, enforceable in accordance with their terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles;
f.no statement of fact made by or on behalf of Makers in any document or certificate delivered by or on behalf of Makers to Holder contains any untrue statement of a material fact or omits to state any material fact, to Makers’ knowledge, necessary to make statements contained herein or therein not misleading; and
g.this Note is effective to create in favor of Holder, a legal, valid and enforceable security interest in the Collateral (as defined below) and the proceeds thereof.
8.Default. Following notice (to be sent at Holder’s sole discretion with respect to timing, and subject to the other provisions hereof) to Makers by Holder, each of the following shall constitute an event of default (an “Event of Default”) under this Note:
a.if the Principal Amount of this Note, any payment of interest or any other amounts owing under this Note shall not be paid when due hereunder;
b.if any representation or warranty made by the Makers to Holder is misleading or incorrect in any material respect on the date as of which such representation or warranty was made, or if Makers otherwise breach the Note Documents in any material respect;

c.if any Maker admits its inability to pay its debts as and when they mature;
d.if any Maker becomes insolvent;
e.if any Maker makes an assignment for the benefit of its creditors;
f.if any Maker adopts a plan of liquidation or dissolution;
g.this Note or any other Note Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Holder the benefits purported to be created hereby;
h.if any Maker shall (i) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of such Maker’s assets, or file a voluntary petition in bankruptcy or an arrangement with creditors or seek to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against such Maker in any bankruptcy, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (ii) have a filing of an involuntary petition against it in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or (iii) suffer or permit to continue unstayed and in effect for 60 consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of such Maker’s assets;
i.(i) a sale of all or substantially all of a Maker’s assets; or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the

SEC thereunder as in effect on the date hereof) of equity interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of SIFCO; or (iii) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of SIFCO by Persons who were not (x) directors of SIFCO on the date of this Note, nominated, appointed or approved for consideration by shareholders for election by the board of directors of SIFCO, (y) approved by the board of directors of SIFCO as director candidates prior to their election, nor (z) appointed by directors so nominated, appointed or approved; or (iv) SIFCO shall cease to own, free and clear of all liens or other encumbrances, 100% of the outstanding voting equity interests of each other Loan Party (as defined in the JPM Credit Agreement) on a fully diluted basis; and
j.any event of default or default under (i) the JPM Credit Agreement, which such default continues for more than the applicable cure period, if any, and to the extent such default has not otherwise been waived with respect thereto, or (ii) the JPM Export Credit Agreement, which such default continues for more than the applicable cure period, if any, and to the extent such default has not otherwise been waived with respect thereto.
9.Security. To secure the payment and performance of the Makers’ obligations hereunder, including the payment of any and all principal, interest, expenses and other amounts owing hereunder from time to time, including but not limited to amounts owing pursuant to Section 14 and Section 22 (collectively, the “Obligations”), Makers hereby grant to Holder a first priority lien, subject to any liens granted to JPM as described in the Intercreditor Agreement, on all of their accounts, deposit accounts, contract rights, documents, equipment, general intangibles, instruments, inventory, investment property, commercial tort claims, all other goods and personal property whether tangible or intangible and wherever located, and all proceeds of the foregoing (the “Collateral”). Makers shall, promptly upon request by Holder, execute and deliver to Holder such instruments, deeds, transfers, assurances and agreements, in form and substance as Holder may request, as necessary or advisable to perfect and protect

Holder’s security interest created hereunder. Holder shall be permitted to file UCC financing statements in such jurisdictions as are required to perfect its security interest in the Collateral and to describe such Collateral as “all assets of the Debtor” or words of similar import.
10.Remedies.
a.If any Event of Default shall occur and continue, Holder shall have the right, in Holder’s sole discretion, to exercise any rights available to Holder hereunder, at law or in equity, including without limitation to accelerate the payment of the Obligations and cause them to become immediately due and payable, and to charge and collect from Makers all costs of collection, including, without limitation, attorneys’ fees and expenses incurred by Holder in connection with the enforcement of the Note on account of such collection, and expenses incurred by Holder in connection with any insolvency, bankruptcy or similar proceedings involving Makers, which in any way affect the exercise by Holder of its rights and remedies under this Note.
b.If any Event of Default shall occur and continue, the Obligations shall, in Holder’s sole discretion, in addition to any other rights and remedies provided for herein, or permitted by law or in equity, thereupon become and thereafter be immediately due and payable in full (if they are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Makers.
11.Joint and Several Liability. The Makers are jointly and severally liable for the Obligations.
12.Evidence of Debt. Holder shall maintain in accordance with its usual practice, an account or accounts evidencing the Obligations of Makers to Holder resulting from this Note. The entries made in the account or accounts maintained by Holder pursuant to this Section 12 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations of Makers therein recorded; provided, however, that the failure of Holder to maintain such account or accounts, or any error therein, shall not in any manner affect the obligation of Makers to repay (with applicable interest) this Note in accordance with its terms.
13.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable pursuant to this Note, together with all fees, charges, and other amounts which are treated as interest on this Note under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Holder holding this Note in accordance with applicable requirements of law, the rate of interest payable hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of this Note but were not payable as a result of the operation of this Section 13 shall be cumulated and the interest and Charges payable to Holder in respect of any other obligations of Makers to Holder shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by Holder.
14.Expenses; Indemnity.
a.Makers agree to pay all reasonable out-of-pocket expenses incurred by Holder, its affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of Holder and its affiliates (collectively, “Related Parties”), including the reasonable fees, charges, and disbursements of counsel for Holder in connection with the preparation, negotiation, execution, delivery, and administration of the Note Documents and any amendments, waivers, or other modifications of the provisions of any Note Document (whether or not the transactions contemplated by the Note Documents are consummated) and all out-of-pocket expenses incurred by Holder, including the fees, charges, and disbursements of any counsel for Holder, in connection with the enforcement or protection of its rights in connection with (i) the Note Documents, including its rights under this Section 14, and

(ii) the Obligations, including all such out-of-pocket expenses incurred in connection with any restructuring, workout, or negotiations in respect of the Note Documents or the Obligations.
b.Makers agree to indemnify and hold harmless Holder and each of its Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities, and related expenses (including the fees, charges, and expenses of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any person (including Makers) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of: (i) the execution or delivery of any Note Document or any agreement or instrument contemplated in any Note Document, the performance by the parties thereto of their respective obligations under any Note Document, or the consummation of the transactions contemplated by the Note Documents, (ii) the Obligations or the actual or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, investigation, litigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by Makers, and regardless of whether any Indemnified Party is a party thereto.
15.Waiver; Modifications in Writing. No failure or delay on the part of Holder in exercising any right, power, or remedy hereunder, or course of dealing on the part of Holder, will operate as a waiver thereof, nor will any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No extension of this Note and no delay in the enforcement of the payment of this Note shall affect the liability of any Maker under this Note. No amendment, modification, termination, or waiver of any provision of this Note, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Holder and Makers and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16.Binding Effect. The terms and provisions of this Note shall be binding upon each Maker and each Maker’s permitted successors and permitted assigns and shall inure to the benefit of each Maker and its permitted successors and permitted assigns.
17.Notices. All notices and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered in person or three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or one (1) business day after having been dispatched by a nationally recognized overnight courier service, to the appropriate party at the address specified in the opening paragraph of this Note or such other address as shall be provided by such party from time to time.
18.Governing Law and Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401of the New York General Obligations Law) without regard to principles of conflict of laws. Makers and Holder each submits to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the County and State of New York.
19.Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
20.Further Assurances. In addition to the acts and deeds required hereunder, Makers agree to perform, execute and deliver such further documents and assurances as may be reasonably requested by Holder to consummate the transactions contemplated hereby or to further provide for the delivery or perfection of the loan provided hereunder.

21.Financial Reporting; Other Information. Upon the request of Holder, the Makers shall furnish to Holder the information required under the Reporting Schedule (as defined in the JPM Credit Agreement) within the applicable time periods set forth in such Reporting Schedule.
22.Principal Amount; Guaranty. Makers hereby acknowledge and agree that (i) the Principal Amount of this Note, including the Closing Fee, is $3,150,000.00 as of the date hereof, (ii) any and all amounts paid by Holder or any affiliate of Holder, including but not limited to Silk, pursuant to the Guaranty shall be added to, and deemed to increase and constitute a portion of the Principal Amount and the Obligations, and interest shall accrue thereon in accordance herewith, in each case, as of the date such amount(s) are paid by Holder or any affiliate of Holder, and (iii) the Principal Amount shall be increased by any amounts due and payable by Makers to Silk pursuant to the Side Letter, to the extent not paid by Holders to Silk when any such amounts become due and payable, and such amounts shall be deemed to constitute a part of the Obligations.
23.Assignability.  Holder shall have the right, in its sole discretion, to assign, sell or transfer its interest in this Note, whether by operation of law or otherwise; provided, however that if an Event of Default does not exist, Holder shall obtain Makers’ consent prior to making such assignment, sale or transfer, such consent not to be unreasonably withheld. In such event, all references in this Note to Holder shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Holder. Makers shall accord full recognition to any such assignment, and all rights and remedies of Holder in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by Holder before such assignment. In connection with any such assignment, Holder shall be entitled to disclose to the proposed assignee any information that Makers have delivered to Holder, provided such assignee agrees to treat such information as confidential. In addition, Holder may at any time sell one or more participations in this Note. Makers may not assign their interest in this Note, or any other agreement with Holder or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Holder, in Holder’s sole discretion.
24.Headings. The headings in this Note are for the convenience of reference only and will not affect the construction of this Note.
25.JURY TRIAL WAIVER. EACH MAKER AND HOLDER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY MAKER AND HOLDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED TO THIS NOTE. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY HOLDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN ANY MAKER AND HOLDER.
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    IN WITNESS WHEREOF, the undersigned have executed this Subordinated Secured Promissory Note as of the date and year first written above.
                        MAKERS:
SIFCO INDUSTRIES, INC.

                        By:
                    Name: ________________________
                        Its: ___________________________

QUALITY ALUMINUM FORGE, LLC

                        By:
                    Name: ________________________
                        Its: ___________________________

SUBORDINATED SECURED PROMISSORY NOTE